Calculation of Filing Fee Tables
S-3
Fossil Group, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	9.500% First-Out First Lien Secured Senior Notes due 2029 pursuant to Subscription Rights	457(o)	12,941,327	$ 1.00	$ 12,941,327.00	0.0001531	$ 1,981.32
Fees to be Paid	2	Debt	Guarantee of the 9.500% First-Out First Lien Secured Senior Notes due 2029	Other				0.0001531	$ 0.00
Fees to be Paid	3	Equity	Common Stock, par value $0.01 per share issuable on account of the exercise of Subscription Rights	457(a)	379,957	$ 3.26	$ 1,238,659.82	0.0001531	$ 189.64
Fees to be Paid	4	Equity	Underlying Pre-Funded Warrants per the exercise of Initial Public Warrants	457(o)	1,194,584	$ 3.26	$ 3,894,343.84	0.0001531	$ 596.22
Fees to be Paid	5	Equity	Underlying shares of Common Stock, par value $0.01 per share per the exercise of Initial Public Warrants and Pre-Funded Public Warrants	457(o)	1,194,584	$ 3.26	$ 3,894,343.84	0.0001531	$ 596.22
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 21,968,674.50		$ 3,363.40
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,363.40
Offering Note
[1]	The amount of registration fee is calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The maximum aggregate offering price represents the aggregate principal amount of the Registrant's new 9.500% First-Out First Lien Secured Senior Notes due 2029 to be offered pursuant to the Subscription Rights held by holders of the Registrant's 7.00% Senior Notes due 2026.

[2]	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for the Guarantee of the 9.500% First-Out First Lien Secured Senior Notes due 2029.

[3]	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $$3.26, which is the average of the high and low prices of the registrant's Common Stock on September 5, 2025 on the Nasdaq, which date is within five (5) business days prior to the filing date of the prospectus that is part of this registration statement.

[4]	The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act for the offering. The proposed maximum offering price per share is $3.26, which is the average of the high and low prices of the registrant's Common Stock on September 5, 2025 on the Nasdaq, which date is within five (5) business days prior to the filing date of the prospectus that is part of this registration statement.

[5]	The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act for the offering. The proposed maximum offering price per share is $3.26, which is the average of the high and low prices of the registrant's Common Stock on September 5, 2025 on the Nasdaq, which date is within five (5) business days prior to the filing date of the prospectus that is part of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A